As filed with the Securities and Exchange Commission on March 23, 2009
Registration No. 333-111227

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
THE MEN’S WEARHOUSE, INC.
(Exact name of registrant as specified in its charter)
Texas
(State or other jurisdiction of incorporation or organization)
74-1790172
(I.R.S. Employer Identification No.)
6380 Rogerdale Road
Houston, Texas 77072
(281) 776-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Neill P. Davis
6380 Rogerdale Road
Houston, Texas 77072
(281) 776-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Michael W. Conlon
Fulbright & Jaworski L.L.P.
1301 McKinney, Suite 5100
Houston, Texas 77010
(713) 651-5151

DEREGISTRATION OF SECURITIES
     This Post-Effective Amendment relates to the Registration Statement on Form S-3 (Registration No. 333-111227) filed on December 16, 2003 (the “Registration Statement”), pertaining to the offer and sale by the selling securityholders named in the Registration Statement of The Men’s Wearhouse, Inc. (the “Registrant”) of its 3.125% Convertible Senior Notes Due 2023 and the common stock of the Registrant, $.01 par value per share, issuable upon conversion thereof. Pursuant to the Registrant’s undertaking in Part II Item 17 of the Registration Statement, the undersigned Registrant hereby removes and withdraws from registration all securities registered pursuant to the Registration Statement which remain unissued.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant has duly caused this Post Effective Amendment No. 1 to Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on March 23, 2009.

THE MEN’S WEARHOUSE, INC.
By:	_/s/ NEILL P. DAVIS
Neill P. Davis
Executive Vice President, Chief Financial Officer, Treasurer and Principal Financial Officer